Exhibit 99.1

Nutanix Reports Fourth Quarter and Fiscal 2018 Financial Results

--Drives 66 Percent YoY Growth in Q4 Software and Support Billings and 49 Percent YoY Increase in Q4 Software and Support Revenue

--Delivers 78 Percent Q4 Non-GAAP Gross Margin as Company Continues Successful Shift to Software-Defined Business

SAN JOSE, Calif.--(BUSINESS WIRE)--August 30, 2018--Nutanix, Inc. (NASDAQ: NTNX), a leader in enterprise cloud computing, today announced financial results for its fourth quarter and fiscal year ended July 31, 2018.

Fourth Quarter Fiscal 2018 Financial Highlights

  Revenue: $303.7 million (at 77.7% non-GAAP gross margin), up from $252.5 million (at 62.6% non-GAAP gross margin) in the fourth quarter of fiscal 2017, reflecting the elimination of approximately $95 million in pass-through hardware revenue in the quarter as the company continues to execute its shift toward increasing software revenue1
  Software and Support Revenue: $267.9 million, growing 49% year-over-year from $179.6 million in the fourth quarter of fiscal 2017
  Billings: $395.1 million, growing 37% year-over-year from $289.2 million in the fourth quarter of fiscal 2017
  Software and Support Billings: $359.2 million, growing 66% year-over-year from $216.3 million in the fourth quarter of fiscal 2017
  Gross Margin: GAAP gross margin of 75.9%, up from 61.4% in the fourth quarter of fiscal 2017; Non-GAAP gross margin of 77.7%, up from 62.6% in the fourth quarter of fiscal 2017
  Net Loss: GAAP net loss of $87.4 million, compared to a GAAP net loss of $66.1 million in the fourth quarter of fiscal 2017; Non-GAAP net loss of $19.0 million, compared to a non-GAAP net loss of $26.0 million in the fourth quarter of fiscal 2017
  Net Loss Per Share: GAAP net loss per share of $0.51, compared to a GAAP net loss per share of $0.43 in the fourth quarter of fiscal 2017; Non-GAAP net loss per share of $0.11, compared to a non-GAAP net loss per share of $0.17 in the fourth quarter of fiscal 2017
  Cash and Short-term Investments: $934.3 million, up 168% from the fourth quarter of fiscal 2017
  Deferred Revenue: $631.2 million, up 71% from the fourth quarter of fiscal 2017
  Operating Cash Flow: $22.7 million, compared to $5.9 million in the fourth quarter of fiscal 2017
  Free Cash Flow: $6.5 million, compared to negative free cash flow of $6.5 million in the fourth quarter of fiscal 2017

Fiscal Year 2018 Financial Highlights

  Revenue: $1.16 billion (at 68.1% non-GAAP gross margin), up from $845.9 million (at 63.1% non-GAAP gross margin) in fiscal 2017, reflecting the elimination of approximately $169 million in pass-through hardware revenue in fiscal 2018 as the company continues to execute its shift toward increasing software revenue1
  Software and Support Revenue: $898.1 million, growing 47% year-over-year from $609.6 million in fiscal 2017
  Billings: $1.42 billion, growing 43% year-over-year from $990.5 million in fiscal 2017
  Software and Support Billings: $1.16 billion, growing 54% year-over-year from $754.2 million in fiscal 2017
  Gross Margin: GAAP gross margin of 66.6%, up from 61.3% in fiscal 2017; Non-GAAP gross margin of 68.1%, up from 63.1% in fiscal 2017
  Net Loss: GAAP net loss of $297.2 million, compared to a GAAP net loss of $379.6 million in fiscal 2017; Non-GAAP net loss of $101.5 million, compared to a non-GAAP net loss of $120.7 million in fiscal 2017
  Net Loss Per Share: GAAP net loss per share of $1.81, compared to a GAAP net loss per share of $2.96 in fiscal 2017; Non-GAAP net loss per share of $0.62, compared to a pro forma non-GAAP net loss per share of $0.85 in fiscal 2017
  Operating Cash Flow: $92.6 million, compared to $13.8 million in fiscal 2017
  Free Cash Flow: $30.2 million, compared to negative free cash flow of $36.4 million in fiscal 2017

Reconciliations between GAAP and non-GAAP financial measures and key performance measures are provided in the tables of this press release.

“We ended the year on a high note with a record quarter on many fronts, positioning us extremely well for the future. We will continue to invest in talent and hybrid cloud technology while incubating strategic multi-cloud investments such as Netsil, Beam, and now Frame,” said Dheeraj Pandey, Chairman, Founder and CEO of Nutanix. “Frame increases our addressable market, brings another service to our growing platform, and adds employees with insurgent mindsets who will help us continue to challenge the status quo.”

“The company’s strong achievement of 78 percent non-GAAP gross margin, the best in our history, is the direct result of our successful execution toward a software-defined business model,” said Duston Williams, CFO of Nutanix. “We’re also tracking above our target performance we set using the ‘Rule of 40’ framework, demonstrating our ability to balance growth and cash flow.”

Recent Company Highlights

  Completed the Acquisition of Frame: Acquired Frame, a leader in cloud-based Windows desktop and application delivery, increasing the company’s addressable market. IDC estimates that the desktops-as-a-service (DaaS) software market is forecast to grow to $3 billion in 2021 at a compound annual growth rate of 32%.2 With the addition of Frame, Nutanix customers will be able to deliver desktops-as-a-service from multiple clouds, combining the consumer-grade simplicity and web-scale design of cloud applications with the functionality of traditional virtual desktop applications.
  Achieved Milestone of $1 Billion+ in Annual Revenue in Less Than a Decade from Inception: Grew fiscal 2018 revenue to $1.16 billion, excluding $169 million in pass-through hardware revenue eliminated, crossing the $1 billion milestone.
  Expanded Customer Base Hitting Milestone 10,000+ Customers and Signed Largest Deal in History: Nutanix ended the fourth quarter of fiscal 2018 with 10,6103 end-customers, adding 1,000 new end-customers in the quarter. Notably, the company passed an important milestone, adding its 10,000th customer during the quarter. The company also expanded an existing customer engagement by closing a deal greater than $20 million in the quarter, the largest in Nutanix history.
  Successfully Continued Transition to a Software-Defined Business Model: Grew software and support billings by 66 percent year-over-year in the fourth quarter. Pass-through hardware billings decreased to 9 percent of total billings in the quarter, down from 25 percent in the fourth quarter of fiscal 2017.
  Launched 12 Culture Principles Representative of Company Values: Codified the company’s corporate values with the articulation and launch of 12 culture principles. These principles serve as the foundation for how Nutanix employees work with each other, with partners, and with customers.
  Added Two New Executives in Key Functions: Prabha Krishna joined Nutanix as the SVP of People and Places, and is responsible for the HR and facilities teams worldwide. In addition, Ben Ravani joined as the SVP of Xi Reliability Engineering to oversee building and operating Xi Cloud Services as well as serve as the General Manager of the Nutanix Seattle site.
  Introduced New Velocity Program for Scaling Growth in the Mid-Market: The company launched its Velocity channel program in June, aimed at accelerating the selling processes, incentives, and marketing investments for strategic, mid-market focused channel partners. The program provides a frictionless experience for channel partners, giving them more leverage to grow their business.
  Expanded its Global Workforce: Nutanix has rapidly increased and evolved its operations in India over the past five years and recently ranked second on “India’s Great Mid-Size Workplaces 2018” list. Additionally, the company continues to increase its headcount in Bangalore, Belgrade and Berlin as it further disrupts traditional enterprise IT incumbents with an increasingly global workforce.
  Certified as the First Hyperconvergence-Based Solution for SAP HANA®: In August, the company received certification from SAP for its AHV hypervisor and Enterprise Cloud OS platform as the first Hyperconverged Infrastructure (HCI) solution to pass SAP's stringent criteria for running production SAP HANA® deployments. With this milestone achievement, customers combine the cost and operational benefits of modernized IT infrastructure with the scale and performance required for SAP HANA. For Nutanix, this presents a significant opportunity to broaden penetration in Global 2000 accounts.

Q1 Fiscal 2019 Financial Outlook

For the first quarter of fiscal 2019, Nutanix expects:

  Revenue between $295 and $310 million, implying software and support revenue growth of approximately 40-45% YoY;
  Billings between $370 and $390 million, implying software and support billings growth of 50-55% YoY;
  Bill-to-revenue ratio of approximately 1.26x;
  Non-GAAP gross margin between 78% and 79%;
  Non-GAAP operating expenses between $280 and $290 million;
  Non-GAAP loss per share between $0.26 and $0.28, using approximately 176 million weighted shares outstanding

First quarter guidance reflects a faster removal of pass-through hardware than originally anticipated, accelerating the reduction of zero margin billings and revenue with the benefit of improved gross margins. Additionally, the Q1 expected bill-to-revenue ratio of 1.26x is higher than street consensus of 1.21x, implying an approximate $12 million in deferred revenue that would have otherwise been in revenue and gross profit.

1The elimination of hardware revenue is based on the estimated cost of hardware in transactions where our customers purchase such hardware directly from our contract manufacturers.

2IDC Worldwide Desktop-as-a-Service Software Forecast, 2017-2021, Robert Young, June 2017, IDC

3Final customer count reflects standard adjustments to certain customer accounts within our system of record.

Supplementary materials to this earnings release, including the company’s fourth quarter fiscal 2018 investor presentation, can be found at https://ir.nutanix.com/company/financial.

All forward-looking non-GAAP financial measures contained in the section titled "Q1 Fiscal 2019 Financial Outlook" exclude stock-based compensation expense and amortization of intangible assets and may also exclude, as applicable, other special items. The company has not reconciled guidance for non-GAAP gross margin, non-GAAP operating expenses and non-GAAP loss per share to their most directly comparable GAAP measures because such items that impact these measures are not within its control and are subject to constant change. While the actual amounts of such items will have a significant impact on the company’s non-GAAP gross margin, non-GAAP operating expenses and non-GAAP loss per share, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Webcast and Conference Call Information

Nutanix executives will discuss the company’s fourth quarter and fiscal 2018 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today. To listen to the call via telephone, dial 1-833-227-5841 in the United States or 1-647-689-4068 from outside the United States. The conference ID is 7794736. This call will be webcast live and available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Nutanix Investor Relations website. A telephonic replay will be available for one week following the conference call at 1-800-585-8367 or 1-416-621-4642, conference ID 7794736.

New Accounting Standard

The Company adopted ASC 606, the new standard related to revenue recognition effective August 1, 2017. Prior period information has been adjusted to reflect the adoption of this new standard.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial and other key performance measures: billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, pro forma non-GAAP net loss per share, free cash flow, software and support revenue, and software and support billings. In computing these non-GAAP financial measures and key performance measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, revaluation of contingent consideration, income tax-related impact, and other acquisition-related costs), loss on debt extinguishment, amortization of debt discount and issuance costs, changes in the fair value of our preferred stock warrant liability, other non-recurring transactions and the related tax impact and the revenue and billings associated with pass-through hardware. Billings is a performance measure which our management believes provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Free cash flow is a performance measure that our management believes provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, and pro forma non-GAAP net loss per share are financial measures which our management believes provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Software and support revenue and software and support billings are performance measures that our management believes provide useful information to our management and investors as it allows us to better track the true growth of our software business by excluding the amounts attributable to the pass-through hardware that we use to deliver our solutions. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, pro forma non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross margin, operating expenses, net loss, net loss per share, or net cash (used in) provided by operating activities, respectively, and software and support revenue and software and support billings are not substitutes for total revenue. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Disaggregation of Revenue and Reconciliation of Software and Support Revenue to Software and Support Billings,” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash (Used In) Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements relating to the impact of recent acquisitions to our business, our products, our total addressable market, the integration of recently acquired products, services, intellectual property and technology, our continued investment in talent and technology, industry estimates regarding the size and growth of the DaaS software market, the impact of the Velocity channel program, our continued geographic expansion, including in Bangalore, Belgrade and Berlin, our performance under the “Rule of 40” framework, plans and timing for, and the impact of, our transition to a software-defined business model, and anticipated future financial results, including but not limited to our guidance on estimated revenues, billings, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP net loss per share for future fiscal periods. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events and involves risks, uncertainties, and other factors beyond our control that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to develop, or unexpected difficulties or delays in developing, new products, services, product features or technology in a timely or cost-effective basis; delays in or lack of customer or market acceptance of our new products, services, product features or technology; our ability to successfully integrate acquired companies, employees and intellectual property; delays in the transition to focus primarily on software-only transactions; the rapid evolution of the markets in which we compete; our ability to sustain or manage future growth effectively; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix which will slow revenue growth during such transition and make forecasting future performance more difficult, unanticipated challenges in the integration of recently acquired companies, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; and other risks detailed in our quarterly report on Form 10-Q for the quarter ended April 30, 2018, filed with the SEC on June 12, 2018. Additional information will also be set forth in our Form 10-K that will be filed for the fiscal year ended July 31, 2018, which should be read in conjunction with these financial results. Our SEC filings are available on the Investor Relations section of the company’s website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation to update forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and hyperconverged infrastructure solutions, making infrastructure invisible so that IT can focus on the applications and services that power their business. Companies around the world use Nutanix Enterprise Cloud OS platform to bring one-click application management and mobility across public, private and distributed edge clouds so they can run any application at any scale with a dramatically lower total cost of ownership. The result is organizations that can rapidly deliver a high-performance IT environment on demand, giving application owners a true cloud-like experience. Learn more at www.nutanix.com or follow us on Twitter @nutanix.

© 2018 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, Frame, and all product and service names mentioned herein are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. All other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

NUTANIX, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	July 31,	July 31,
	2017	2018
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$138,359	$305,975
Short-term investments	210,694	628,328
Accounts receivable, net	178,876	258,289
Deferred commissions—current	23,843	33,691
Prepaid expenses and other current assets	28,362	36,818
Total current assets	580,134	1,263,101
Property and equipment, net	58,072	85,111
Deferred commissions—non-current	49,684	80,688
Intangible assets, net	26,001	45,366
Goodwill	16,672	87,759
Other assets—non-current	7,649	37,855
Total assets	$738,212	$1,599,880

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$73,725	$65,503
Accrued compensation and benefits	57,521	85,398
Accrued expenses and other current liabilities	9,707	31,682
Deferred revenue—current	170,123	275,648
Total current liabilities	311,076	458,231
Deferred revenue—non-current	198,933	355,559
Convertible senior notes, net	—	429,598
Other liabilities—non-current	11,140	29,713
Total liabilities	521,149	1,273,101
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	948,134	1,355,907
Accumulated other comprehensive loss	(106)	(1,002)
Accumulated deficit	(730,969)	(1,028,130)
Total stockholders’ equity	217,063	326,779
Total liabilities and stockholders’ equity	$738,212	$1,599,880

NUTANIX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 31,		July 31,
	2017	2018	2017	2018
	(in thousands, except share and per share data)
Revenue:
Product	$201,472	$224,650	$673,297	$887,989
Support, entitlements and other services	50,986	79,098	172,606	267,468
Total revenue	252,458	303,748	845,903	1,155,457
Cost of revenue:
Product (1)(2)	76,187	41,068	249,393	276,127
Support, entitlements and other services (1)	21,330	32,197	77,938	109,903
Total cost of revenue	97,517	73,265	327,331	386,030
Gross profit	154,941	230,483	518,572	769,427
Operating expenses:
Sales and marketing (1)(2)	134,276	183,191	501,021	649,657
Research and development (1)	67,817	97,050	288,619	313,777
General and administrative (1)	16,878	29,472	77,341	86,401
Total operating expenses	218,971	309,713	866,981	1,049,835
Loss from operations	(64,030)	(79,230)	(348,409)	(280,408)
Other expense, net	(547)	(4,021)	(26,377)	(9,306)
Loss before provision for income taxes	(64,577)	(83,251)	(374,786)	(289,714)
Provision for income taxes	1,555	4,118	4,852	7,447
Net loss	$(66,132)	$(87,369)	$(379,638)	$(297,161)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(0.43)	$(0.51)	$(2.96)	$(1.81)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted	152,581,557	171,197,547	128,295,563	164,091,302

(1) Includes the following stock-based compensation expense:

	Three Months Ended		Fiscal Year Ended
	July 31,		July 31,
	2017	2018	2017	2018
	(in thousands)
Product cost of sales	$642	$692	$3,066	$2,580
Support, entitlements and other services cost of sales	2,201	2,789	10,411	8,945
Sales and marketing	12,972	17,301	78,117	65,060
Research and development	19,218	25,350	109,044	74,389
General and administrative	2,772	9,264	30,853	26,894
Total stock-based compensation expense	$37,805	$55,396	$231,491	$177,868

(2) Includes the following amortization of intangible assets:

	Three Months Ended		Fiscal Year Ended
	July 31,		July 31,
	2017	2018	2017	2018
	(in thousands)
Product cost of sales	$358	$2,135	$1,314	$5,641
Sales and marketing	250	289	915	914
Total amortization of intangible assets	$608	$2,424	$2,229	$6,555

NUTANIX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended
	July 31,
	2017	2018
	(in thousands)
Cash flows from operating activities:
Net loss	$(379,638)	$(297,161)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	38,399	50,302
Stock-based compensation	231,491	177,868
Amortization of debt discount and debt issuance cost	—	14,685
Change in fair value of contingent consideration	1,924	(2,423)
Loss on debt extinguishment	3,320	—
Change in fair value of convertible preferred stock warrant liability	21,133	—
Other	764	(962)
Changes in operating assets and liabilities:
Accounts receivable, net	(67,382)	(79,273)
Deferred commissions	(24,006)	(40,852)
Prepaid expenses and other assets	(15,830)	(37,359)
Accounts payable	21,280	(16,469)
Accrued compensation and benefits	32,687	27,877
Accrued expenses and other liabilities	5,116	34,295
Deferred revenue	144,564	262,027
Net cash provided by operating activities	13,822	92,555
Cash flows from investing activities:
Purchases of investments	(242,525)	(716,417)
Maturities of investments	84,156	297,461
Sales of investments	32,640	—
Purchases of property and equipment	(50,181)	(62,372)
Payments for business combinations, net of cash acquired	(184)	(22,227)
Net cash used in investing activities	(176,094)	(503,555)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net	—	563,587
Proceeds from issuance of warrants	—	87,975
Payments for the cost of convertible note hedges	—	(143,175)
Proceeds from sales of shares through employee equity incentive plans, net of repurchases	32,254	72,010
Payment of debt in conjunction with business combinations	(7,124)	(1,696)
Proceeds from initial public offering, net of underwriting discounts and commissions	254,455	—
Repayment of senior notes	(75,000)	—
Debt extinguishment costs	(1,580)	—
Payments of offering costs	(1,717)	(85)
Other	134	—
Net cash provided by financing activities	201,422	578,616
Net increase in cash and cash equivalents	39,150	167,616
Cash and cash equivalents—beginning of period	99,209	138,359
Cash and cash equivalents—end of period	$138,359	$305,975
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$5,213	$10,116
Cash paid for interest	$1,271	$—
Supplemental disclosures of non-cash investing and financing information:
Issuance of common stock for business combinations	$27,063	$63,780
Purchases of property and equipment included in accounts payable and accrued liabilities	$5,591	$13,444
Vesting of early exercised stock options	$1,614	$681
Offering costs included in accounts payable	$85	$—
Conversion of convertible preferred stock to common stock, net of issuance costs	$310,379	$—
Reclassification of convertible preferred stock warrant liability to additional paid-in capital	$30,812	$—

Reconciliation of Revenue to Billings
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 31,		July 31,
	2017	2018	2017	2018
	(in thousands)
Total revenue	$252,458	$303,748	$845,903	$1,155,457
Change in deferred revenue, net of acquisitions (1)	36,715	91,318	144,564	262,027
Billings	$289,173	$395,066	$990,467	$1,417,484
_____________________
(1)	Amount for the fiscal year ended July 31, 2017 excludes approximately $6.0 million of deferred revenue assumed in the PernixData acquisition. Amount for the twelve months ended July 31, 2018 excludes approximately $0.1 million of deferred revenue assumed in an acquisition.

Disaggregation of Revenue and Reconciliation of Software and Support Revenue to Software and Support Billings
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 31,		July 31,
	2017	2018	2017	2018
	(in thousands)
Software revenue	$128,581	$188,790	$436,981	$630,675
Hardware revenue	72,891	35,860	236,316	257,314
Product revenue	201,472	224,650	673,297	887,989
Support, entitlements and other services revenue	50,986	79,098	172,606	267,468
Total revenue	$252,458	$303,748	$845,903	$1,155,457

Total software and support revenue	$179,567	$267,888	$609,587	$898,143
Change in software and support deferred revenue, net of acquisitions (1)	36,715	91,318	144,564	262,027
Software and support billings	$216,282	$359,206	$754,151	$1,160,170
_____________________
(1)	Amount for the fiscal year ended July 31, 2017 excludes approximately $6.0 million of deferred revenue assumed in the PernixData acquisition. Amount for the twelve months ended July 31, 2018 excludes approximately $0.1 million of deferred revenue assumed in an acquisition.

Reconciliation of GAAP to Non-GAAP Profit Measures
(Unaudited)

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months							Three Months
	Ended July 31,							Ended July 31,
	2018	(1)	(2)	(3)	(4)	(5)	(6)	2018
	(in thousands, except share and per share data)
Gross profit	$230,483	$3,481	$2,135	$—	$—	$—	$—	$236,099
Gross margin	75.9%	1.1%	0.7%	—	—	—	—	77.7%
Operating expenses:
Sales and marketing	183,191	(17,301)	(289)	—	—	—	—	165,601
Research and development	97,050	(25,350)	—	—	—	—	—	71,700
General and administrative	29,472	(9,264)	—	(948)	(714)	—	—	18,546
Total operating expenses	309,713	(51,915)	(289)	(948)	(714)	—	—	255,847
Loss from operations	(79,230)	55,396	2,424	948	714	—	—	(19,748)
Net loss	$(87,369)	$55,396	$2,424	$948	$714	$7,031	$1,834	$(19,022)
Weighted shares outstanding, basic and diluted	171,197,547							171,197,547
Net loss per share, basic and diluted	$(0.51)	$0.32	$0.02	$0.01	$—	$0.04	$0.01	$(0.11)
_____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Change in fair value of contingent consideration assumed in the PernixData acquisition
(4)	Acquisition-related costs
(5)	Amortization of debt discount and issuance costs
(6)	Income tax effect primarily related to stock-based compensation and migration of certain intangible assets.

	GAAP	Non-GAAP Adjustments				Non-GAAP
	Three Months					Three Months
	Ended July 31,					Ended July 31,
	2017	(1)	(2)	(3)	(4)	2017
	(in thousands, except share and per share data)
Gross profit	$154,941	$2,843	$358	$—	$—	$158,142
Gross margin	61.4%	1.1%	0.1%	—	—	62.6%
Operating expenses:
Sales and marketing	134,276	(12,972)	(250)	—	—	121,054
Research and development	67,817	(19,218)	—	—	—	48,599
General and administrative	16,878	(2,772)	—	(1,748)	—	12,358
Total operating expenses	218,971	(34,962)	(250)	(1,748)	—	182,011
Loss from operations	(64,030)	37,805	608	1,748	—	(23,869)
Net loss	$(66,132)	$37,805	$608	$1,748	$(78)	$(26,049)
Weighted shares outstanding, basic and diluted	152,581,557					152,581,557
Net loss per share, basic and diluted	$(0.43)	$0.25	$—	$0.01	$—	$(0.17)
_____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Change in fair value of contingent consideration assumed in the PernixData acquisition
(4)	Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Fiscal Year							Fiscal Year
	Ended July 31,							Ended July 31,
	2018	(1)	(2)	(3)	(4)	(5)	(6)	2018
	(in thousands, except share and per share data)
Gross profit	$769,427	$11,525	$5,641	$—	$—	$—	$—	$786,593
Gross margin	66.6%	1.0%	0.5%	—	—	—	—	68.1%
Operating expenses:
Sales and marketing	649,657	(65,060)	(914)	—	—	—	—	583,683
Research and development	313,777	(74,389)	—	—	—	—	—	239,388
General and administrative	86,401	(26,894)	—	2,423	(1,757)	—	—	60,173
Total operating expenses	1,049,835	(166,343)	(914)	2,423	(1,757)	—	—	883,244
Loss from operations	(280,408)	177,868	6,555	(2,423)	1,757	—	—	(96,651)
Net loss	$(297,161)	$177,868	$6,555	$(2,423)	$1,757	$14,685	$(2,819)	$(101,538)
Weighted shares outstanding, basic and diluted	164,091,302							164,091,302
Net loss per share, basic and diluted	$(1.81)	$1.08	$0.04	$(0.01)	$0.01	$0.09	$(0.02)	$(0.62)
_____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Change in fair value of contingent consideration assumed in the PernixData acquisition
(4)	Acquisition-related costs
(5)	Amortization of debt discount and issuance costs
(6)	Income tax effect primarily related to release of valuation allowance due to acquisitions, stock-based compensation and migration of certain intangible assets.

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Fiscal Year								Fiscal Year
	Ended July 31,								Ended July 31,
	2017	(1)	(2)	(3)	(4)	(5)	(6)	(7)	2017
	(in thousands, except share and per share data)
Gross profit	$518,572	$13,477	$1,314	$—	$—	$—	$—	$—	$533,363
Gross margin	61.3%	1.6%	0.2%	—	—	—	—	—	63.1%
Operating expenses:
Sales and marketing	501,021	(78,117)	(915)	—	—	—	—	—	421,989
Research and development	288,619	(109,044)	—	—	—	—	—	—	179,575
General and administrative	77,341	(30,853)	—	(672)	(1,924)	—	—	—	43,892
Total operating expenses	866,981	(218,014)	(915)	(672)	(1,924)	—	—	—	645,456
Loss from operations	(348,409)	231,491	2,229	672	1,924	—	—	—	(112,093)
Net loss	$(379,638)	$231,491	$2,229	$672	$1,924	$21,133	$3,320	$(1,846)	$(120,715)
Weighted shares outstanding, basic and diluted	128,295,563								128,295,563
Pro forma adjustment	13,418,815								13,418,815
Pro forma weighted shares outstanding, basic and diluted	141,714,378								141,714,378
Net loss per share, basic and diluted	$(2.96)
Pro forma net loss per share, basic and diluted (8)	$(2.68)	$1.63	$0.02	$0.01	$0.01	$0.15	$0.02	$(0.01)	$(0.85)
_____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Acquisition-related costs
(4)	Change in fair value of contingent consideration assumed in the PernixData acquisition
(5)	Change in fair value of preferred stock warrant liability
(6)	Loss on debt extinguishment
(7)	Income tax effect primarily related to release of valuation allowance due to acquisitions and stock-based compensation
(8)	Pro forma non-GAAP basic and diluted net loss per share was computed to give effect to the conversion of all outstanding convertible preferred stock upon closing of our initial public offering on October 5, 2016, as if the conversion had occurred at the beginning of the period.

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 31,		July 31,
	2017	2018	2017	2018
	(in thousands)
Net cash provided by operating activities	$5,919	$22,745	$13,822	$92,555
Purchases of property and equipment	(12,384)	(16,283)	(50,181)	(62,372)
Free cash flow	$(6,465)	$6,462	$(36,359)	$30,183

CONTACT:
Nutanix, Inc.
Investor Contact:
Tonya Chin, 408-560-2675
tonya@nutanix.com
or
Media Contact:
Kate Reed, 973-534-9292
kreed@nutanix.com